                                                                     EXHIBIT 4.8






                  VERITAS DGC INC. EMPLOYEE SHARE PURCHASE PLAN





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                                TABLE OF CONTENTS

                                                                           SECTION
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

ARTICLE I - PURPOSE, SHARE COMMITMENT AND INTENT

         Purpose...............................................................1.1
         Share Commitment......................................................1.2
         Intent................................................................1.3
         Shareholder Approval..................................................1.4

ARTICLE II - DEFINITIONS

         Affiliate.............................................................2.1
         Authorized Leave of Absence...........................................2.2
         Base Pay..............................................................2.3
         Beneficiary...........................................................2.4
         Board.................................................................2.5
         Code..................................................................2.6
         Committee.............................................................2.7
         Company...............................................................2.8
         Disability............................................................2.9
         Employee.............................................................2.10
         Employer.............................................................2.11
         Exercise Date........................................................2.12
         Fair Market Value....................................................2.13
         Fiscal Quarter.......................................................2.14
         Five Percent Owner...................................................2.15
         Grant Date...........................................................2.16
         Offering Period......................................................2.17
         Option...............................................................2.18
         Option Price.........................................................2.19
         Participant..........................................................2.20
         Plan.................................................................2.21
         Retirement...........................................................2.22
         Shares...............................................................2.23
         Trading Day..........................................................2.24

ARTICLE III - ELIGIBILITY

         General Requirements..................................................3.1
         Limitations Upon Participation........................................3.2

ARTICLE IV - PARTICIPATION

         Grant of Option.......................................................4.1
         Payroll Deduction.....................................................4.2
         Payroll Deductions Continuing.........................................4.3

         Right to Stop Payroll Deductions......................................4.4
         Accounting for Funds..................................................4.5
         Employer's Use of Funds...............................................4.6

ARTICLE V - IN SERVICE WITHDRAWAL, TERMINATION OR DEATH

         In Service Withdrawal.................................................5.1
         Termination of Employment for any Reason Other Than Death,
           Retirement or Disability............................................5.2
         Termination of Employment due to Retirement, Death or Disability......5.3

ARTICLE VI - EXERCISE OF OPTION

         Purchase of Shares....................................................6.1
         Accounting for Shares.................................................6.2
         Issuance of Shares....................................................6.3

ARTICLE VII - ADMINISTRATION

         Powers................................................................7.1
         Quorum and Majority Action............................................7.2
         Standard of Judicial Review of Committee Actions......................7.3

ARTICLE VIII - ADOPTION OF PLAN BY OTHER EMPLOYERS

         Adoption Procedure....................................................8.1
         No Joint Venture Implied..............................................8.2

ARTICLE IX - TERMINATION AND AMENDMENT OF THE PLAN

         Termination...........................................................9.1
         Amendment.............................................................9.2

ARTICLE X - MISCELLANEOUS

         Designation of Beneficiary...........................................10.1
         Plan Not An Employment Contract......................................10.2
         All Participants' Rights Are Equal...................................10.3
         Options Are Not Transferable.........................................10.4
         Voting of Shares.....................................................10.5
         No Rights of Shareholder.............................................10.6
         Governmental Regulations.............................................10.7
         Notices..............................................................10.8
         Indemnification of Committee.........................................10.9
         Tax Withholding.....................................................10.10
         Gender and Number...................................................10.11
         Severability........................................................10.12
         Persons Based Outside of the United States..........................10.13
         Governing Law; Parties to Legal Actions.............................10.14

                                    ARTICLE I

                      PURPOSE, SHARE COMMITMENT AND INTENT

         1.1 PURPOSE. The purpose of the Plan is to provide Employees of the Company and its Affiliates that adopt the Plan an opportunity to purchase Shares through periodic offerings of options to purchase Shares at a discount and thus develop a stronger incentive to work for the continued success of the Company and its Affiliates.

         1.2 SHARE COMMITMENT. The aggregate number of Shares authorized to be sold pursuant to Options granted under the Plan is 2,000,000, subject to adjustment as provided in this Section. In computing the number of Shares available for grant, any Shares relating to Options which are granted, but which subsequently lapse, are cancelled or are otherwise not exercised by the final date for exercise, shall be available for future grants of Options.

         In the event of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, or the like, as a result of which shares shall be issued in respect of the outstanding Shares, or the Shares shall be changed into the same or a different number of the same or another class of stock, the total number of Shares authorized to be committed to the Plan, the number of Shares subject to each outstanding Option, the Option Price applicable to each Option, and/or the consideration to be received upon exercise of each Option shall be appropriately adjusted by the Committee. In addition, the Committee shall, in its sole discretion, have authority to provide for (a) acceleration of the Exercise Date of outstanding Options or (b) the conversion of outstanding Options into cash or other property to be received in certain of the transactions specified in this paragraph above upon the completion of the transaction.

         1.3 INTENT. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under section 423 of the Code. Therefore, the provisions of the Plan are to be construed to govern participation in a manner consistent with the requirements of section 423 of the Code.

         1.4 SHAREHOLDER APPROVAL. To be effective, the Plan must be approved by the shareholders of the Company within 12 months after the Plan is adopted. The approval of shareholders must comply with all applicable provisions of the corporate charter, bylaws and applicable laws of the jurisdiction prescribing the method and degree of shareholder approval required for the issuance of corporate stock or options.



                                      I-1
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                                   ARTICLE II

                                   DEFINITIONS

         The words and phrases defined in this Article shall have the meaning set out in these definitions throughout the Plan, unless the context in which any word or phrase appears reasonably requires a broader, narrower, or different meaning.

         2.1 "AFFILIATE" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations (other than the Company) owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         2.2 "AUTHORIZED LEAVE OF ABSENCE" means a bona fide leave of absence from service with the Company or an Affiliate if the period of the leave does not exceed 90 days, or, if longer, so long as the individual's right to reemployment with the Company or an Affiliate is guaranteed either by statute or contract.

         2.3 "BASE PAY" means regular straight-time earnings or base salary, excluding payments for overtime, shift differentials, incentive compensation, bonuses, and other special payments, fees, allowances or extraordinary compensation.

         2.4 "BENEFICIARY" means the person who is entitled to receive amounts under the Plan upon the death of a Participant.

         2.5 "BOARD" means the board of directors of the Company.

         2.6 "CODE" means the United States Internal Revenue Code of 1986, as amended from time to time.

         2.7 "COMMITTEE" a committee of at least two persons, who are members of the Compensation Committee of the Board and are appointed by the Compensation Committee of the Board, or, to the extent it chooses to operate as the Committee, the Compensation Committee of the Board.

         2.8 "COMPANY" means Veritas DGC Inc., a Delaware corporation, or any successor (by merger or otherwise).

         2.9 "DISABILITY" means a permanent and total disability as defined in section 22(e)(3) of the Code.

         2.10 "EMPLOYEE" means any person who is a common-law employee of the Company or any Affiliate.

         2.11 "EMPLOYER" means the Company and all Affiliates that have adopted the Plan.

         2.12 "EXERCISE DATE" means the last day of each Offering Period, which is the day that all Options that eligible Employees have elected to exercise are to be exercised.

         2.13 "FAIR MARKET VALUE" of one Share means the last reported sale price for the Share on the principal exchange on which the Share is traded on the business day for which the Fair Market Value is being determined (or, if the Share was not traded on such date, on the immediately preceding date on which the Share was so traded).

         2.14 "FISCAL QUARTER" means the three consecutive month period beginning on each November 1, February 1, May 1 and August 1.

         2.15 "FIVE PERCENT OWNER" means an owner of five percent or more of the total combined voting power of all classes of stock of the Company or any Affiliate. An individual is considered to own any stock that is owned directly or indirectly by or for his brothers and sisters (whether by whole or half-blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust is considered as owned proportionately by or for its shareholders, partners, or beneficiaries. An individual is considered to own stock that he may purchase under outstanding options. The determination of the percentage of the total combined voting power of all classes of stock of the Company or any Affiliate that is owned by an individual is made by comparing the voting power or value of the shares owned (or treated as owned) by the individual to the aggregate voting power of all shares actually issued and outstanding immediately after the grant of the option to the individual. The aggregate voting power or value of all shares actually issued and outstanding immediately after the grant of the option does not include the voting power or value of treasury shares or shares authorized for issue under outstanding options held by the individual or any other person.

         2.16 "GRANT DATE" means the first day of each Offering Period, which is the day the Committee grants all eligible Employees an Option under the Plan.

         2.17 "OFFERING PERIOD" means the period beginning on the Grant Date and ending on the Exercise Date. The Offering Period shall commence on the first day of each Fiscal Quarter and shall end on the last Trading Day on or before the last day of each Fiscal Quarter, unless the Committee specifies another Offering Period (which may not exceed 27 months).

         2.18 "OPTION" means an option granted under the Plan to purchase Shares at the Option Price on the Exercise Date.

         2.19 "OPTION PRICE" means the price to be paid for each Share upon exercise of an Option, which shall be 85 percent of the lesser of (a) the Fair Market Value of a Share on the Grant Date or (b) the Fair Market Value of a Share on the Exercise Date.

         2.20 "PARTICIPANT" means a person who is eligible to be granted an Option under the Plan and who elects to have payroll deductions withheld under the Plan for the purpose of exercising that Option on the Exercise Date.

         2.21 "PLAN" means the Veritas DGC Inc. Employee Share Purchase Plan, as set out in this document and as it may be amended from time to time.

         2.22 "RETIREMENT" means the occurrence of the Participant's voluntary termination of employment with the Company and all Affiliates after he has attained the age of 62 and completed ten years of employment with the Company and/or any Affiliate, including any predecessor thereto.

         2.23 "SHARES" means the common stock of the Company, $.01 par value per share, or, in the event that the outstanding ordinary shares are later changed into or exchanged for a different class of shares or securities of the Company or another corporation, that other share or security. Shares, when issued, may be represented by a certificate or by book or electronic entry.

         2.24 "TRADING DAY" means a day on which the principal securities exchange on which the Shares are listed is open for trading.

                                   ARTICLE III

                                   ELIGIBILITY

         3.1 GENERAL REQUIREMENTS. Subject to Section 3.2, each Employee of each Employer is eligible to participate in the Plan for a given Offering Period if, prior to the Grant Date, he has completed six months of continuous employment for the Company and/or its Affiliates, he is in the employ of an Employer on the Grant Date and he completes a subscription form authorizing payroll deductions and files it with the Employer's benefit office prior to the Grant Date. Participation in the Plan is voluntary.

         3.2 LIMITATIONS UPON PARTICIPATION. No Employee shall be granted an Option to the extent that the Option would:

                  (a) cause the Employee to be a Five Percent Owner immediately after the grant;

                  (b) permit the Employee to purchase Shares under all employee stock purchase plans, as defined in section 423 of the Code, of the Company and all Affiliates at a rate which exceeds $25,000 in Fair Market Value of the Shares (determined at the time the Option is granted) for each calendar year in which the option granted to the Employee is outstanding at any time as provided in sections 423 and 424 of the Code; or

                  (c) permit the Employee to purchase Shares in excess of the number of Shares determined under Section 4.1.

In addition, no Option shall be granted to an Employee who resides in a country whose laws make participation in the Plan impractical.



                                     III-1
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                                   ARTICLE IV

                                  PARTICIPATION

         4.1 GRANT OF OPTION. Effective as of the Grant Date of each Offering Period, the Committee shall grant an Option to each Participant which shall be exercisable on the Exercise Date only through funds accumulated by the Employee through payroll deductions made during the Offering Period. The Option shall be for that number of whole and fractional Shares that may be purchased by the amount in the Participant's payroll deduction account on the Exercise Date at the Option Price. If so determined by the Committee and announced to Employees prior to an Offering Period, the Committee may establish a maximum number of Shares that may be purchased by an Employee during the Offering Period.

         4.2 PAYROLL DEDUCTION. For an Employee to participate during a given Offering Period, he must complete a payroll deduction form and file it with his Employer prior to the beginning of the Offering Period and in accordance with procedures established by the Committee. The payroll deduction form shall permit a Participant to elect to have withheld from his Base Pay a specified portion of his Base Pay during the Offering Period in accordance with procedures established by the Committee. Payroll deductions shall continue through the last pay date prior to the Exercise Date. A Participant may not make additional payments to his Plan account.

         4.3 PAYROLL DEDUCTIONS CONTINUING. A Participant's payroll deduction election shall remain in effect for all ensuing Offering Periods until changed by him by filing an appropriate amended payroll deduction form prior to the commencement of the Offering Period for which it is to be effective in accordance with procedures established by the Committee.

         Notwithstanding the foregoing, if a Participant takes a withdrawal from the Veritas DGC Inc. Profit Sharing Plan for reasons of a financial hardship, such Participant shall be deemed to have elected to discontinue payroll deductions under the Plan for a period of six months following the withdrawal and until the Participant files a new payroll deduction form under this Plan. A Participant's subsequent election to have amounts withheld under this Plan following such six-month period shall not be effective until the commencement of the next Offering Period.

         4.4 RIGHT TO STOP PAYROLL DEDUCTIONS. A Participant shall have the right to discontinue payroll deductions by filing a subscription cancellation form with the Company. The payroll deduction cancellation shall become effective with the first full payroll period following the Company's receipt of the subscription cancellation agreement in accordance with procedures established by the Committee. With the exception of a complete discontinuance of payroll deductions, a Participant may not change his participation rate during an Offering Period.

         4.5 ACCOUNTING FOR FUNDS. As of each payroll deduction period, the Employer shall cause to be credited to the Participant's payroll deduction account in a ledger established for that purpose the funds withheld from and attributable to the Employee's cash compensation for that period. No interest shall be credited to the Participant's payroll deduction account at any time. The obligation of the Employer to the Participant for this account shall be a general corporate obligation and shall not be funded through a trust nor secured by any assets which would cause the Participant to be other than a general creditor of the Employer.

         4.6 EMPLOYER'S USE OF FUNDS. All payroll deductions received or held by an Employer may be used by the Employer for any corporate purpose, and the Employer shall not be obligated to segregate such payroll deductions.



                                      IV-2
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                                    ARTICLE V

                   IN SERVICE WITHDRAWAL, TERMINATION OR DEATH

         5.1 IN SERVICE WITHDRAWAL. A Participant may, at any time on or before 15 days prior to the Exercise Date, or such other date as shall be selected by the Committee from time to time, elect to withdraw all of the funds then credited to his Plan account by giving notice in accordance with the rules established by the Committee. The amount elected to be withdrawn by the Participant shall be paid to him as soon as administratively feasible. Any election by a Participant to withdraw his cash balance under the Plan terminates his right to exercise his Option on the Exercise Date and his entitlement to elect any further payroll deductions for the then-current Offering Period. If the Participant wishes to participate in any future Offering Period, he must file a new payroll deduction election within the time frame required by the Committee for participation for that Offering Period.

         5.2 TERMINATION OF EMPLOYMENT FOR ANY REASON OTHER THAN DEATH; OR RETIREMENT OR DISABILITY WHICH OCCURS MORE THAN THREE MONTHS PRIOR TO THE EXERCISE DATE. If a Participant's employment with the Company and all Affiliates is terminated for any reason other than death prior to the Exercise Date, or if the Participant's employment with the Company and all Affiliates is terminated more than three months prior to the Exercise Date as a result of Retirement of Disability, the Option granted to the Participant for that Offering Period shall lapse. If a Participant is on an Authorized Leave of Absence, for purposes of the Plan, the Participant's employment with the Company and all Affiliates shall be deemed to be terminated on the later of the 91st day of such leave or the date through which the Participant's employment is guaranteed either by statute or contract. The Participant's funds then credited to his Plan Account shall be returned to him as soon as administratively feasible.

         5.3 TERMINATION OF EMPLOYMENT DUE TO DEATH. If a Participant's employment with the Company and all Affiliates is terminated due to death, the Participant's Beneficiary (or such other person as may be entitled to amounts credited to the Participant's account under Section 10.1) will have the right to elect, either to:

                  (a) withdraw all of the funds then credited to his Plan account as of his termination date; or

                  (b) exercise the Option for the maximum number of whole and fractional Shares that can be purchased at the Option Price on the last day of the Offering Period (in which the Participant's termination of employment with the Company and all Affiliates occurs).

         The Participant's Beneficiary (or such other person as may be entitled to amounts credited to the Participant's account under Section 10.1) must make such election by giving written notice to the Committee in accordance with procedures established by the Committee. In the event the Beneficiary (or such other person as may be entitled to amounts credited to the Participant's account under Section 10.1) elects to withdraw the funds, any accumulated funds credited to the Participant's Plan account as of the date of his termination of employment with the Company and all Affiliates will be delivered as soon as administratively practicable thereafter.

         5.4 TERMINATION OF EMPLOYMENT DUE TO RETIREMENT OR DISABILITY WITHIN THREE MONTHS PRIOR TO THE EXERCISE DATE. If a Participant's employment with the Company and all Affiliates is terminated, within three months prior to the Exercise Date, due to Retirement or Disability, the Participant (or the Participant's personal representative or legal guardian in the event of Disability) will have the right to elect either to:

                  (a) withdraw all of the funds then credited to his Plan account as of his termination date; or

                  (b) exercise the Option for the maximum number of whole and fractional Shares that can be purchased at the Option Price on the last day of the Offering Period (in which the Participant's termination of employment with the Company and all Affiliates occurs).

         The Participant (or, if applicable, such other person designated in the first paragraph of this Section 5.4) must make such election by giving written notice to the Committee in accordance with procedures established by the Committee. Any accumulated funds credited to the Participant's Plan account as of the date of his termination of employment with the Company and all Affiliates will be delivered to or on behalf of the Participant as soon as administratively practicable thereafter.

         5.5 AUTHORIZED LEAVE OF ABSENCE. If a Participant begins an Authorized Leave of Absence during an Offering Period, then he shall have the right to elect either of the options described in Section 5.3 (substituting references to termination date with references to the date his leave of absence begins). However, if the individual is deemed to have incurred a termination of employment under Section 5.2, at that time the provisions of Section 5.2 rather than this Section 5.5 shall apply to the individual.

                                   ARTICLE VI

                               EXERCISE OF OPTION

         6.1 PURCHASE OF SHARES. Subject to Section 3.2, on the Exercise Date of each Offering Period, each Participant's payroll deduction account shall be used to purchase the maximum number of whole and fractional Shares that can be purchased at the Option Price for that Offering Period. Any funds remaining in a Participant's payroll deduction account after the exercise of his Option for the Offering Period shall be returned to him as soon as administratively feasible. If in any Offering Period the total number of Shares to be purchased by all Participants exceeds the number of Shares committed to the Plan, then each Participant shall be entitled to purchase only his pro rata portion of the Shares remaining available under the Plan based on the balances in each Participant's payroll deduction account as of the Exercise Date. After the purchase of all Shares available on the Exercise Date, all Options granted for the Offering Period to the extent not used are terminated because no Option shall remain exercisable after one calendar quarter from the date of Grant.

         6.2 ACCOUNTING FOR SHARES. After the Exercise Date of each Offering Period, a report shall be given to each Participant stating the amount of his payroll deduction account, the number of Shares purchased and the Option Price.

         6.3 ISSUANCE OF SHARES. As soon as administratively feasible after the end of the Offering Period, the Committee shall advise the appropriate officer of the Company that the terms of the Plan have been complied with and that it is appropriate for the officer to cause to be issued the Shares upon which Options have been exercised under the Plan. The Committee may determine in its discretion the manner of delivery of the Shares purchased under the Plan, which may be by electronic account entry into new or existing accounts, delivery of Shares certificates or any other means as the Committee, in its discretion, deems appropriate. The Committee may, in its discretion, hold the Shares certificate for any Shares or cause it to be legended in order to comply with the securities laws of the applicable jurisdiction, or should the Shares be represented by book or electronic account entry rather than a certificate, the Committee may take such steps to restrict transfer of the Shares as the Committee considers necessary or advisable to comply with applicable law.

                                   ARTICLE VII

                                 ADMINISTRATION


         7.1 POWERS. The Committee has the exclusive responsibility for the general administration of the Plan, and has all powers necessary to accomplish that purpose, including but not limited to the following rights, powers, and authorities:

                  (a) to make rules for administering the Plan so long as they are not inconsistent with the terms of the Plan;

                  (b) to construe all provisions of the Plan;

                  (c) to correct any defect, supply any omission, or reconcile any inconsistency which may appear in the Plan;

                  (d) to select, employ, and compensate at any time any consultants, accountants, attorneys, and other agents the Committee believes necessary or advisable for the proper administration of the Plan;

                  (e) to determine all questions relating to eligibility, Fair Market Value, Option Price and all other matters relating to benefits or Participants' entitlement to benefits;

                  (f) to determine all controversies relating to the administration of the Plan, including but not limited to any differences of opinion arising between an Employer and a Participant, and any questions it believes advisable for the proper administration of the Plan; and

                  (g) to delegate any clerical or recordation duties of the Committee as the Committee believes is advisable to properly administer the Plan.

         7.2 QUORUM AND MAJORITY ACTION. A majority of the Committee constitutes a quorum for the transaction of business. The vote of a majority of the members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may decide any question by a vote, taken without a meeting, of a majority of its members via telephone, computer, fax or any other media of communication.

         7.3 STANDARD OF JUDICIAL REVIEW OF COMMITTEE ACTIONS. The Committee has full and absolute discretion in the exercise of each and every aspect of its authority under the Plan. Notwithstanding anything to the contrary, any action taken, or ruling or decision made by the Committee in the exercise of any of its powers and authorities under the Plan shall be final and conclusive as to all parties other than the Company, including without limitation all Participants and their beneficiaries, regardless of whether the Committee or one or more of its members may have an actual or potential conflict of interest with respect to the subject matter of the action, ruling, or decision. No final action, ruling, or decision of the Committee shall be subject to de novo review in any judicial proceeding; and no final action, ruling, or decision of the Committee


                                      VII-1
may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.




                                      VII-2

                                  ARTICLE VIII

                       ADOPTION OF PLAN BY OTHER EMPLOYERS

         8.1 ADOPTION PROCEDURE. With the approval of the Committee, any Affiliate may adopt the Plan for all or any classification of its Employees by depositing with the Sponsor:

                  (a) a duly executed adoption agreement setting forth agreement to be bound as an Employer by all the terms, provisions, conditions and limitations of the Plan except those, if any, specifically set forth in the adoption agreement;

                  (b) all other information required by the Sponsor; and

                  (c) the written consent of the Sponsor to the adoption of the Plan.

         8.2 NO JOINT VENTURE IMPLIED. The document which evidences the adoption of the Plan by an Affiliate shall become a part of the Plan. However, neither the adoption of the Plan by an Affiliate nor any act performed by it in relation to the Plan shall create a joint venture or partnership relation between it and the Company or any other Affiliate.



                                     VIII-1

                                   ARTICLE IX

                      TERMINATION AND AMENDMENT OF THE PLAN

         9.1 TERMINATION. The Company may, by action of the Committee, terminate the Plan at any time and for any reason. The Plan shall automatically terminate upon the purchase by Participants of all Shares committed to the Plan, unless the number of Shares committed to the Plan is increased by the Committee or the Board and approved by the shareholders of the Company. Upon termination of the Plan, as soon as administratively feasible there shall be refunded to each Participant the remaining funds in his payroll deduction account, and there shall be forwarded to the Participants certificates for all Shares held under the Plan for the account of Participants. The termination of the Plan shall not affect the current Options already outstanding under the Plan to the extent there are Shares committed, unless the Participants agree.

         9.2 AMENDMENT. The Committee has the right to modify, alter or amend the Plan at any time and from time to time to any extent that it deems advisable, including, without limiting the generality of the foregoing, any amendment to the Plan deemed necessary to ensure compliance with section 423 of the Code. The Committee may suspend the operation of the Plan for any period as it may deem advisable. However, no amendment or suspension shall operate to reduce any amounts previously allocated to a Participant's payroll deduction account, to reduce a Participant's rights with respect to Shares previously purchased and held on his behalf under the Plan nor to affect the current Option a Participant already has outstanding under the Plan without the Participant's agreement. Any amendment changing the aggregate number of Shares to be committed to the Plan, the class of employees eligible to receive Options under the Plan or the description of the group of corporations eligible to adopt the Plan must have shareholder approval as set forth in Section 1.4.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 DESIGNATION OF BENEFICIARY.

                  (a) A Participant may file a written designation of a Beneficiary who is to receive any cash and Shares credited to the Participant's account under the Plan. If a Participant is married and the designated Beneficiary is not the Participant's spouse, written spousal consent shall be required for the designation to be effective.

                  (b) A Participant may change his designation of a Beneficiary at any time by written notice. If a Participant dies when he has not validly designated a Beneficiary under the Plan, the Company shall deliver such Shares and cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         10.2 PLAN NOT AN EMPLOYMENT CONTRACT. The adoption and maintenance of the Plan is not a contract between any Employer and its Employees which gives any Employee the right to be retained in its employment. Likewise, it is not intended to interfere with the rights of any Employer to discharge any Employee at any time or to interfere with the Employee's right to terminate his employment at any time.

         10.3 ALL PARTICIPANTS' RIGHTS ARE EQUAL. All Participants will have the same rights and privileges under the Plan as required by section 423 of the Code and Department of Treasury Regulation section 1.423-2(f).

         10.4 OPTIONS ARE NOT TRANSFERABLE. No Option granted a Participant under the Plan is transferable by the Participant otherwise than by will or the laws of descent and distribution, and must be exercisable, during his lifetime, only by him. In the event any Participant attempts to violate the terms of this Section, any Option held by the Participant shall be terminated by the Company and, upon return to the Participant of the remaining funds in his payroll deduction account, all of his rights under the Plan will terminate.

         10.5 VOTING OF SHARES. Shares held under the Plan for the account of each Participant shall be voted by the holder of record of those Shares in accordance with the Participant's instructions.

         10.6 NO RIGHTS OF SHAREHOLDER. No eligible Employee or Participant shall by reason of participation in the Plan have any rights of a shareholder of the Company until he acquires Shares as provided in the Plan.

         10.7 GOVERNMENTAL REGULATIONS. The obligation to sell or deliver the Shares under the Plan is subject to the approval of all governmental authorities required in connection with the authorization, purchase, issuance or sale of the Shares.


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


         10.8 NOTICES. All notices and other communication in connection with the Plan shall be in the form specified by the Committee and shall be deemed to have been duly given when sent to the Participant at his last known address or to his designated personal representative or beneficiary, or to the Employer or its designated representative, as the case may be.

         10.9 INDEMNIFICATION OF COMMITTEE. In addition to all other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and against all amounts paid in settlement (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it is adjudged in the action, suit or proceeding, that the Committee member is liable for gross negligence or willful misconduct in the performance of his duties.

         10.10 TAX WITHHOLDING. At the time a Participant's Option is exercised or at the time a Participant disposes of some or all of the Shares purchased under the Plan, the Participant must make adequate provision for the Employer's federal, state or other tax withholding obligations, if any, which arise upon the exercise of the Option or the disposition of the Shares. At any time, the Employer may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary for the Employer to meet applicable withholding obligations.

         10.11 GENDER AND NUMBER. If the context requires it, words of one gender when used in the Plan shall include the other genders, and words used in the singular or plural shall include the other.

         10.12 SEVERABILITY. Each provision of the Plan may be severed. If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.

         10.13 PERSONS BASED OUTSIDE OF THE UNITED STATES. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have Employees, the Committee, in its sole discretion, shall have the power and authority to:

                  (a) determine which Affiliates shall be covered by the Plan;

                  (b) determine which persons employed outside the United States are eligible to participate in the Plan;

                  (c) modify the terms and conditions of any Option granted to persons who are employed outside the United States to comply with applicable foreign laws;

                  (d) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable. Any subplans and


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


         modifications to Plan terms and procedures established under this
         Section 10.13 by the Committee shall be attached to the Plan document as Appendices; and

                  (e) take any action, before or after an Option is granted, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals.

         Notwithstanding the above, the Committee may not take any actions hereunder, and no Options shall be granted, that would violate section 423 of the Code, any securities law or governing statute or any other applicable law. Any income derived under the Plan shall not be treated as a part of an Employee's regular compensation or salary for purposes of computing statutorily mandated severance benefits or other statutorily mandated benefits in foreign jurisdictions.

         10.14 GOVERNING LAW; PARTIES TO LEGAL ACTIONS. The provisions of the Plan shall be construed, administered, and governed under the laws of the State of Texas and, to the extent applicable, by the securities, tax, employment and other laws of the United States.




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